As filed on April 11, 2003               Registration Statement No. 333-______
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       CHINA WIRELESS COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)



                  NEVADA                                     91-1966948
     (State or other jurisdiction of                      (I.R.S. Employer
      incorporation or organization)                     Identification No.)

          7365 VILLAGE SQUARE DRIVE #1611, CASTLE ROCK, COLORADO 80108
               (Address or principal executive offices)(Zip code)

                                 2003 STOCK PLAN
         STOCK GRANTS PURSUANT TO RESOLUTIONS OF THE BOARD OF DIRECTORS
                              (Full title of plan)

                            PHILLIP ALLEN, PRESIDENT
                       CHINA WIRELESS COMMUNICATIONS, INC.
          7365 VILLAGE SQUARE DRIVE #1611, CASTLE ROCK, COLORADO 80108
                     (Name and address of agent for service)

                                 (720) 733-6214
          (Telephone number, including area code, of agent for service)

                                    Copy to:
          FAY M. MATSUKAGE, DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.
              455 SHERMAN STREET, SUITE 300, DENVER, COLORADO 80203

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
Title of each class of                            Proposed maximum       Proposed maximum
   securities to be          Amount to be        offering price per     aggregate offering          Amount of
      registered              registered                share                  price            registration fee
----------------------------------------------------------------------------------------------------------------
Common stock, $0.001       1,815,153 shares           $0.80 (1)            $1,452,122.40             $117.48
par value
----------------------------------------------------------------------------------------------------------------
2003 Stock Plan -          1,150,000 shares           $0.35 (2)            $ 402,500.00              $ 32.56
common stock, $0.001
par value
----------------------------------------------------------------------------------------------------------------
TOTAL                      2,965,153 shares                                $1,854,622.40             $150.04
----------------------------------------------------------------------------------------------------------------

-------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon the closing price of the Registrant's Common Stock as reported on the NASD OTC Bulletin Board on April 7, 2003.

(2) Calculated pursuant to Rule 457(h)(1) under the Securities Act based on the exercise price of the options.

                                EXPLANATORY NOTE

This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act, to register shares of our common stock, $.001 par value per share, (1) issuable pursuant to the exercise of stock options granted under our 2003 Stock Plan and (2) issued under stock grants and to be reoffered. Under cover of this Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act. Our reoffer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of "restricted securities".


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

We will send or give the documents containing the information specified in Part 1 of Form S-8 to participants as specified by the Securities and Exchange Commission Rule 428(b)(1) under the Securities Act. We do not need to file these documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the Securities Act.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

China Wireless Communications, Inc., a Nevada corporation, will furnish without charge to all participants and to each person to whom the reoffer prospectus is delivered, upon the oral or written request of such person, a copy of any and all of the documents incorporated by reference (other than exhibits to such documents). Requests should be directed to the attention of Brad Woods at China Wireless Communications, Inc., P.O. Box 4476, Frisco, Colorado 80443, telephone number (970) 668-8139.

                               REOFFER PROSPECTUS


                        1,890,153 SHARES OF COMMON STOCK


                       China Wireless Communications, Inc.
                         7365 Village Square Drive #1611
                           Castle Rock, Colorado 80108

                                 (720) 733-6214


         This reoffer prospectus relates to 1,890,153 shares of the common stock of China Wireless Communications, Inc. which may be offered and resold from time to time by the selling stockholders identified in this prospectus for their own account. It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

         Each selling stockholder and any broker executing selling orders on behalf of them may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

         Our common stock is traded on the OTC Bulletin Board under the symbol "CWLC." On April 7, 2003, the last reported price of our common stock on such market was $0.80 per share.

         This investment involves a high degree of risk. Please see "Risk Factors" beginning on page 4.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.






             The date of this reoffer prospectus is April 11, 2003.

                                TABLE OF CONTENTS

                                                                            PAGE
SUMMARY.......................................................................3

RISK FACTORS..................................................................4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................6

USE OF PROCEEDS...............................................................6

SELLING STOCKHOLDERS..........................................................6

PLAN OF DISTRIBUTION..........................................................7

INDEMNIFICATION OF DIRECTORS AND OFFICERS.....................................7

DESCRIPTION OF SECURITIES.....................................................8

LEGAL MATTERS.................................................................8

EXPERTS.......................................................................8

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................9

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US............................9









         You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

                                     SUMMARY

         We are in the business of providing telecommunications services, principally in the People's Republic of China ("PRC").

         We were originally incorporated by AVL Information Systems Ltd. ("AVL") and its principal officers and directors in Nevada on March 8, 1999 under the name AVL SYS International Inc. AVL is a Canadian public company that owns and licenses certain technology and automatic vehicle location systems. AVL and its principal officers and directors incorporated us in an effort to start anew and to take advantage of what they perceived to be the benefits of a United States publicly traded company. They believed that a U.S. publicly traded company would provide a level of credibility in the automatic vehicle location system industry, access to additional funding in the U.S. markets, and the ability for us to enter into strategic alliances for the development, manufacturing and sale of automatic vehicle location systems. We changed our name to i-Track, Inc. on March 9, 2000.

         Effective September 30, 2001, we entered into a Worldwide Exclusive Distribution Agreement with AVL, covering all of the products manufactured by AVL, including the Spryte System(TM) and the Chaperone Personal Tracking Unit. These products are automatic vehicle location systems that integrate Global Positioning System technology, cellular-wireless communications and the Internet to enable companies to efficiently manage their mobile resources with location-relevant and time-sensitive information. These products are designed to enable customers to use the Internet to track the movement of their vehicles, employees, and goods and services.

         While we were able to sell AVL's products, we realized that our level of sales would not be sufficient to sustain the costs of operating a publicly traded company. Our exclusive distribution agreement with AVL was cancelled effective as of December 31, 2002 and we began to seek another business opportunity. On March 22, 2003, we acquired all of the issued and outstanding shares of Strategic Communications Partners, Inc., a Wyoming corporation ("Strategic"), pursuant to the terms of a Share Exchange Agreement. We issued a total of 19,000,000 restricted shares of our common stock to the shareholders of Strategic, so that the Strategic shareholders as a group own approximately 88.4% of our outstanding shares of common stock. In connection with our acquisition of Strategic, we changed our name to China Wireless Communications, Inc. effective March 24, 2003.

         Strategic was incorporated in the State of Wyoming on August 13, 2002. It provides financial, technical, and marketing services for an investment, Goldvision Technologies Ltd. ("Goldvision") in Beijing, People's Republic of China ("PRC"). Strategic Communications Partners Limited ("SCPL") is a subsidiary of Strategic. SCPL was incorporated in Hong Kong on December 9, 2002. SCPL's operations to date consist solely of supporting the Beijing investment.

         On December 18, 2002, Strategic entered into agreements with Goldvision, a company incorporated in the PRC, which is engaged in the business of providing satellite communication, broadband internet, content, wireless access and transport in Beijing. Strategic will earn an initial 18% equity interest in Goldvision by paying $4,800,000, with the purchase price to be paid prorata over 12 months from the effective date of the agreement, which is February 18, 2003. Strategic will have an 18% equity interest in Goldvision after these payments. Strategic shall acquire an additional 6% equity interest in Goldvision by contributing $2,400,000 over a period of 12 months after the purchase of the initial interest. Under these agreements, Strategic will receive 49% of all future net revenues from the sale of all services.

         Our executive offices are located at 7365 Village Square Drive #1611, Castle Rock, Colorado 80108, and our telephone number is (720) 733-6214.

                                  RISK FACTORS

         An investment in the common stock being offered for resale by the selling shareholders is very risky. You should carefully consider the risk factors described below, together with all other information in this prospectus before making an investment decision. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occurs, our business, financial conditions or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

         WE HAVE A HISTORY OF LOSSES AND WE EXPECT LOSSES TO CONTINUE FOR THE FORESEEABLE FUTURE. THERE IS DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN. We have incurred losses since our inception, and we expect to continue to incur additional losses. As of December 31, 2002, Strategic had an accumulated deficit of $1,014,999. We cannot assure you that we will achieve or sustain profitability in the future.

         WE EXPECT TO ENCOUNTER RISKS FREQUENTLY FACED BY EARLY STAGE COMPANIES. We have a limited operating history and our operations are subject to all of the risks inherent in a new business enterprise engaged in the telecommunications industry. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the start-up of new businesses, those historically encountered by us, and the competitive environment in which we operate.

         WE DO NOT GENERATE SUFFICIENT REVENUE TO FINANCE OUR OPERATIONS, AND WE RELY SUBSTANTIALLY UPON OUTSIDE financing. We believe we are likely to remain unprofitable for the foreseeable future. Because of our inability to generate an operating profit in the near future, it will be necessary for us to rely upon external sources of financing. If we cannot obtain financing when needed, we will not be able to purchase our equity interest in Goldvision and may be forced to cease operations and abandon our business. You could lose your entire investment.

         OUR FUTURE PROFITABILITY REMAINS UNCERTAIN. We have suffered losses from operations, require additional financing, and we need to continue the implementation of our business plan. Ultimately we need to generate revenues and successfully attain profitable operations. These factors raise substantial doubt about our ability to continue as a going concern. We cannot provide any assurance that we will be able to attain profitable operations.

         OUR OFFICERS, DIRECTORS AND MANAGEMENT MAY BE SUBJECT TO CONFLICTS OF INTERESTS DURING OUR OPERATIONS. Our officers, directors and members of our management team are affiliated with other companies that are engaged in the telecommunications industry, including Peter Wei, who is a major shareholder of Goldvision. Such associations may give rise to conflicts of interest from time to time. A conflict of interest poses the risk that we may enter into a transaction on terms that would place us in a worse position than if no conflict existed. While our directors are required by law to act honestly and in good faith with a view to our best interest and to disclose any interest which they many have in any project or opportunity of which we are involved, we have no specific internal policy governing conflicts of interest.

         WE HAVE ENTERED INTO EMPLOYMENT AGREEMENTS WITH OUR OFFICERS THAT CONTAIN SIGNIFICANT "GOLDEN PARACHUTE" PROVISIONS. On March 25, 2003, we entered into employment agreements with Phillip Allen, our president and chief executive officer, and Brad Woods, our chief financial officer, secretary and treasurer. The agreements are identical. Each is for an initial term of ten years and requires an annual salary of $120,000 for the first year, with a cumulative annual increase of 10% every year commencing on the first anniversary of the agreement. If employment should terminate due to death or a disability, the salary then in effect shall continue for two years from the date of termination. If termination should occur without cause, including a termination upon a change in control, within four years of the expiration of the term of the agreement, we are obligated to pay Mr. Allen or Mr. Woods, as the case may be, an amount equal to his salary in effect during the last five years of the term of the agreement, within ten business days after the termination. For the purposes of the agreement, a change of control shall be deemed to occur upon the election of directors constituting a majority of the board who have not been nominated or approved by Mr. Allen or Mr. Woods and are not related to Mr. Allen or Mr. Woods. The existence of these provisions could discourage an acquisition of the company on terms possibly beneficial to the shareholders.

         SINCE GOLDVISION OPERATES IN BEIJING, PRC, OUR ABILITY TO ENFORCE OUR CONTRACTUAL RIGHTS MAY BE LIMITED. Goldvision has a monopoly right to provide telecommunications services, broadband access, and VSAT (satellite) Internet services in Beijing, PRC, which has been granted by the PRC. Further, our agreements with Goldvision are governed by the laws of the PRC. Such laws do not provide the same protections found in the laws of the United States, which are based upon principles of due process. Accordingly, if the government should take the monopoly right away from Goldvision, or if we should find it necessary to enforce a provision of our agreement with Goldvision, our alternatives and remedies may be limited.

         GOVERNMENT REGULATIONS DETERMINE HOW GOLDVISION OPERATES, WHICH COULD INCREASE COSTS AND LIMIT OUR GROWTH AND STRATEGY PLANS. An agency of the PRC government regulates the licensing, operation, acquisition and sale of telecommunications activities in the PRC. Future changes in regulation or legislation and any allocation of additional spectrum to others could impose significant additional costs on Goldvision either in the form of direct out of pocket costs or additional compliance obligations. If Goldvision should fail to comply with applicable regulations, it could be subject to sanctions, which could have a material adverse effect on Goldvision's business. If Goldvision should incur additional costs or sanctions, it would have a material adverse effect on our business, as we intend to become an equity owner of Goldvision.

         YOU MAY SUFFER DILUTION IN YOUR OWNERSHIP OF OUR SHARES FROM THE EXERCISE OR CONVERSION OF OPTIONS ISSUED TO OTHER PERSONS. There are outstanding options to acquire shares of our common stock and we may grant additional options in the future. If any of the outstanding options are exercised or converted, your percentage ownership in will be reduced. So long as these options are exercisable, the holders will have the opportunity to profit from a rise in the price of our common stock. The existence of such options may adversely affect the terms on which we can obtain additional financing. The holders of such options can be expected to exercise them at a time when we would probably be able to obtain additional capital by an offering of our common stock at a price higher than the exercise price of these outstanding options.

         "PENNY STOCK" RULES COULD AFFECT THE SECONDARY MARKET FOR OUR COMMON STOCK AND MAY AFFECT YOUR ABILITY TO SELL SHARES OF OUR COMMON STOCK. Our common stock is subject to rules promulgated by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks". Generally, penny stocks are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prescribed by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As long as our common stock is subject to the penny stock rules, the holders of common stock may find it difficult to sell their common stock.

         A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK MAY IMPAIR YOUR LIQUIDITY AND/OR RETURN ON INVESTMENT. Our common stock is traded in the over-the-counter market. The price for the stock and the volume of shares traded fluctuate widely. Consequently, persons who invest in our common stock may not be able to use their shares as collateral for loans and may not be able to liquidate at a suitable price in the event of an emergency. In addition, holders may not be able to resell their shares, or may not be able to sell their shares at or above the price they paid for them.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This reoffer prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "except," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," as well as the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks described above and in other parts of this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.


                              SELLING STOCKHOLDERS

         The selling stockholders acquired beneficial ownership of all shares to be registered under this reoffer prospectus through stock granted by us. The following table shows the names of the selling stockholders, the number of shares of common stock beneficially owned by such stockholders as of April 9, 2003, and the number of shares of common stock that they may sell from time to time under this reoffer prospectus.

         We may amend or supplement this reoffer prospectus from time to time in the future to update or change this list of selling stockholders and shares which may be resold.

--------------------------------------------------------------------------------------------------------------------
                                                 NUMBER OF                              PERCENTAGE OF SHARES
                                                  SHARES                               BENEFICIALLY OWNED (2)
                                                BENEFICIALLY         SHARES       ----------------------------------
     SELLING STOCKHOLDERS                        OWNED (1)         REGISTERED     BEFORE OFFERING   AFTER OFFERING
--------------------------------------------------------------------------------------------------------------------
Peter Fisher                                    1,514,624 (3)        839,624            6.8%             3.1%
--------------------------------------------------------------------------------------------------------------------
Tyler Fisher                                    1,063,029           1,050,529           4.8%             0.1%
--------------------------------------------------------------------------------------------------------------------

(1) Represents shares owned beneficially by the named individual, including shares that such individual has the right to acquire within 60 days of the date of this reoffer prospectus. Unless otherwise noted, all persons referred to above have sole voting and sole investment power.

(2) Percentages before issuance are based on 22,075,000 shares of common stock outstanding as of April 9, 2003. Where the persons listed on this table have the right to obtain additional shares of common stock within 60 days from April 9, 2003, these additional shares are deemed to be outstanding for the purpose of computing the percentage of class owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

(3) Peter W. Fisher is a director. Includes 75,000 shares issuable upon exercise of stock options and warrants.

                              PLAN OF DISTRIBUTION

         The selling stockholders may, from time to time, elect to sell all or a portion of the shares offered under this prospectus in the over-the-counter market. Sales are anticipated to be made at market prices prevailing at the times of such sales. The selling stockholders may also make private sales directly or through a broker or brokers, who may act as agent or principal. Further, they may choose to dispose of the shares offered under this prospectus by gift to a third party or as a donation to a charitable or other non-profit entity. In connection with any sales, the selling stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. The amount of securities to be reoffered or resold by means of this reoffer prospectus, by each person, and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

         Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholders (and, if such broker acts as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the selling stockholders. Broker-dealers may agree with him or her to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to them. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive commissions from the purchasers of such shares.

         We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this reoffer prospectus available to the selling stockholders and have informed them of the possible need for delivery of copies of this reoffer prospectus to purchasers on or prior to sales of the shares offered under this reoffer prospectus. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principal.

         Any securities covered by this reoffer prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under those rules rather than pursuant to this reoffer prospectus.

         There can be no assurance that the selling stockholders will sell any or all of the shares of common stock offered under this reoffer prospectus.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under the Nevada General Corporation Law, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our Articles of Incorporation also provide for mandatory indemnification of our directors and executive officers, and permissive indemnification of our employees and agents, to the fullest extent permissible under Nevada law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that act and is therefore unenforceable.

                            DESCRIPTION OF SECURITIES

GENERAL

         We are authorized to issue of up to 50,000,000 common shares, $0.001 par value per share, and 1,000,000 preferred shares, $0.01 par value per share. The following summary does not purport to be complete. You may wish to refer to our articles of incorporation and bylaws, copies of which are available for inspection.

PREFERRED STOCK

         Our articles of incorporation authorize our board of directors to issue, by resolution, 1,000,000 shares of preferred stock, in classes or series, having such designations, powers, preferences, rights, and limitations as the board of directors may from time to time determine. As of the date of this prospectus, no classes of preferred stock have been designated and no shares have been issued.

COMMON STOCK

         As of April 9, 2003, there were 22,075,000 shares of common stock issued and outstanding. Our board of directors may issue additional shares of common stock without the consent of the common stockholders.

         VOTING RIGHTS. Each outstanding share of common stock is entitled to one vote. The common stockholders do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose.

         NO PREEMPTIVE RIGHTS. Holders of common stock are not entitled to any preemptive rights.

         DIVIDENDS AND DISTRIBUTIONS. Holders of common stock are entitled to receive such dividends as may be declared by our directors out of funds legally available for dividends and to share pro rata in any distributions to holders of common stock upon liquidation or otherwise. However, we have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.


                                  LEGAL MATTERS

         Dill Dill Carr Stonbraker & Hutchings, P.C., Denver, Colorado will pass upon the validity of the common stock offered hereby.


                                     EXPERTS

         The financial statements of I-Track, Inc. as of December 31, 2002 and the one year then ended incorporated in this reoffer prospectus by reference from our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, have been so included in reliance on the report of Rehman Robson, independent accountants, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The financial statements of I-Track, Inc. as of December 31, 2001 and the one year then ended incorporated in this reoffer prospectus by reference from our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, have been so included in reliance on the report of Edwards, Melton, Ellis, Koshiw & Company, P.C., independent accountants, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The financial statements of Strategic Communications Partners, Inc. as of December 31, 2002 and the period then ended incorporated in this reoffer prospectus by reference from our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, have been so included in reliance on the report of Moores Rowland, independent accountants, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by us with the Securities and Exchange Commission are incorporated herein by reference except to the extent any statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated herein by reference:

         o our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002; and
         o all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

         We will furnish without charge to each person to whom the reoffer prospectus is delivered, upon the oral or written request of such person, a copy of any and all of the documents incorporated by reference (other than exhibits to such documents). Requests should be directed to the attention of Brad Woods at China Wireless Communications, Inc., P.O. Box 4476, Frisco, Colorado 80443, telephone number (970) 668-8139.


               WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

         We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act, with respect to the common stock offered by this reoffer prospectus. As permitted by the rules and regulations of the Commission, this reoffer prospectus, which is a part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to our company and the common stock offered hereby, reference is made to such registration statement and the exhibits and schedules thereto. A copy of the registration statement may be inspected without charge at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval system, including our registration statement and all exhibits and amendments to our registration statements, are publicly available through the Commission's website at http://www.sec.gov.

         We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, will file periodic reports with the Securities and Exchange Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents and reports filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:
Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, Commission File No. 333-49388.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

COMMON STOCK. As of April 9, 2003, there were 22,075,000 shares of common stock issued and outstanding. Our board of directors may issue additional shares of common stock without the consent of the common stockholders.

VOTING RIGHTS. Each outstanding share of common stock is entitled to one vote. The common stockholders do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors to be elected, if they so choose.

NO PREEMPTIVE RIGHTS. Holders of common stock are not entitled to any preemptive rights.

DIVIDENDS AND DISTRIBUTIONS. Holders of common stock are entitled to receive such dividends as may be declared by our directors out of funds legally available for dividends and to share pro rata in any distributions to holders of common stock upon liquidation or otherwise. However, we have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Nevada General Corporation Law, the registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "1933 Act"). The registrant's Articles of Incorporation also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Nevada law.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

The shares issued to Peter W. Fisher and Tyler Fisher were issued in reliance upon the exemption from registration contained in Section 4(2) of the 1933 Act. Peter W. Fisher was an officer and director of the registrant at the time of issuance. Tyler Fisher was an employee of the registrant at the time of issuance. Accordingly, both are deemed to be sophisticated with regard to an investment in the registrant. No underwriters were used.

ITEM 8. EXHIBITS

--------------------------------------------------------------------------------
   Exhibit
   Number                        Description of Document
--------------------------------------------------------------------------------
     4.1       Articles of Incorporation (incorporated by reference to Exhibit
               2.1 to the registrant's registration statement on Form SB-1 filed on November 6, 2000, File No. 333-49388)
--------------------------------------------------------------------------------
     4.2 Bylaws (incorporated by reference to Exhibit 2.2 to the registrant's registration statement on Form SB-1 filed on November 6, 2000, File No. 333-49388)
--------------------------------------------------------------------------------
     4.3 2003 Stock Plan (incorporated by reference to Exhibit 10.2 to the registrant's annual report on Form 10-KSB for the fiscal year ended December 31, 2002, File No. 333-49388)
--------------------------------------------------------------------------------
     5.1       Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C.
--------------------------------------------------------------------------------
    23.1       Consent of Edwards, Melton, Ellis, Koshiw & Company, P.C.
--------------------------------------------------------------------------------
    23.2       Consent of Rehman Robson
--------------------------------------------------------------------------------
    23.3       Consent of Moores Rowland
--------------------------------------------------------------------------------
    23.4 Consent of Dill Dill Carr Stonbraker & Hutchings, P.C. (incorporated by reference into Exhibit 5.1)
--------------------------------------------------------------------------------


ITEM 9.  UNDERTAKINGS

The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this registration statement; (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liability arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Castle Rock, State of Colorado, on April 10, 2003.

                                  CHINA WIRELESS COMMUNICATIONS, INC.


                                  By:  /s/ PHILLIP ALLEN
                                     -------------------------------------------
                                          Phillip Allen, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                            TITLE                                      DATE

                                                     President, Chief Executive Officer
                                                     and Director (Principal Executive
/s/ PHILLIP ALLEN                                    Officer)                                   April 10, 2003
--------------------------------------------
Phillip Allen

                                                     Chief Financial Officer, Secretary,
                                                     Treasurer and Director (Principal
/s/ BRAD WOODS                                       Financial and Accounting Officer)          April 11, 2003
--------------------------------------------
Brad Woods



/s/ PETER W. FISHER                                  Director                                   April 09, 2003
--------------------------------------------
Peter W. Fisher
